                                                                 Exhibit 1.A5(b)

                                                                          NEV-40


Rider:    Temporary Term Insurance

The Company agrees that the Policy and its Riders will be in force as temporary term insurance from the Date of Issue to the Policy Date. During that period the amounts of insurance under the Policy and its Riders will be the same as the amounts on the Policy Date.

The premium for this Rider is due on the Date of Issue in the amount shown in the Policy Schedule.

During the temporary term insurance period the Policy will have no cash or loan value.

This Rider is made a part of the Policy to which it is attached if the Rider is listed in the Policy Schedule.



New England Variable Life Insurance Company
501 Boylston Street, Boston, Massachusetts



John A. Fibiger         Kernan F. King
/s/                     /s/
President               Secretary

                                                                          NEV-55
Rider:    Accidental Death Benefit

The Company agrees that the policy proceeds will be increased by an Accidental Death Benefit upon receipt of proof that the Insured's death:

 .    Resulted directly, and independent of all other causes, from accidental bodily injury; and

 .    Occurred while this Rider was in force; and

 .    Occurred within 120 days after the accidental bodily injury. In computing this 120 day period, there will be excluded any days of continuous hospitalization for treatment of the accidental bodily injury.

Risks Not Assumed. This Benefit will not be payable if the Insured's death resulted wholly or partly from:
 .    Suicide;

 .    Bodily or mental infirmity or disease, or any medical or surgical treatment for infirmity or disease, unless the infirmity or disease was caused by the accidental bodily injury;

 .    Voluntarily inhaling, swallowing or injecting any gas, fumes, drug or poison, unless taken as prescribed by a physician;

 .    The commission of or attempt to commit a felony by the Insured;

 .    Gunshot, unless the gun is fired by another person;

 .    Flight in or descent from or with any kind of aircraft or spacecraft, unless the Insured was only a passenger, with no duties in connection with the flight or descent, and the flight or descent was not for a training or experimental purpose; or

 .    An act or incident of war, declared or undeclared.

Amount of Benefit. The amount of this Benefit is shown in the Policy Schedule. (See Section 1 of the Policy.) The amount will be doubled if the accidental bodily injury occurs while the Insured is a fare-paying passenger on a public conveyance being operated for passenger service by a common carrier.

Premiums. The premiums for this Rider are shown in the Policy Schedule. (See
Section 1 of the Policy.)

Date of Issue. The Date of Issue of this Rider is the same as the Date of Issue of the Policy, unless a later Date of Issue is shown for the Rider in the Policy Schedule.

Not Contestable After Two Years. This Rider will not be contestable after it has been in force during the life of the Insured for two years from its Date of Issue.

Contract. A copy of the application for this Rider is attached to and made a part of the Rider. This Rider is made a part of the Policy to which it is attached if the Rider is listed in the Policy Schedule. This Rider has no cash value.

Termination. This Rider will terminate upon the earliest of: (a) the policy anniversary when the Insured is age 75; (b) failure to pay any premium for the Policy or for the Rider before the end of its grace period; (c) termination or maturity of the Policy other than by death; or (d) receipt at the Administrative Office of the Company of written election signed by the Owner of the Policy to terminate the Rider.



New England Variable Life Insurance Company
501 Boylston Street, Boston, Massachusetts



John A. Fibiger         Kernan F. King
/s/                     /s/
President               Secretary

                                                                          NEV-60
Rider:    Options to Purchase Additional Life Insurance

The Company agrees that the Owner of the Policy can purchase additional life insurance on the life of the Insured, without proof of insurability.

Purchase of Additional Life Insurance. A new life insurance policy can be purchased on each Purchase Option Date. The Face Amount of each new policy cannot be more than the amount shown for this Rider in the Policy Schedule and cannot be less than the Company's published minimum limits of issue. Application for each new policy must be in writing signed by the Owner and by the Insured and received at the Administrative Office of the Company within 31 days of the Purchase Option Date.

Purchase Option Dates. The Purchase Option Dates are the policy anniversaries when the Insured's age is 22, 25, 28, 31, 34, 37 and 40.

Extra Term Insurance Benefit. The Company will provide term insurance on the life of the Insured for 90 days at no extra charge when:

 .    The Insured marries; or

 .    A child is born to the Insured; or

 .    A child under age 21 is legally adopted by the Insured.

The amount of the term insurance will be the amount shown for this Rider in the Policy Schedule. On receipt of proof that the Insured died within 90 days after the marriage, birth or legal adoption, the Company will pay the amount of the term insurance as part of the proceeds of the Policy to which this Rider is attached. The term insurance will expire at the end of 90 days after the date of the marriage, birth or legal adoption.

Advancement of Purchase Option Dates. At the election of the Owner and the Insured, the next available Purchase Option Date can be advanced to the date on which any term insurance under this Rider expires.

The New Policy. The new policy will be issued:

 .    With the same Insured and underwriting class as this Rider;

 .    On any plan of Variable Life insurance issued by the Company on the Policy
     Date of the new policy;

 .    On a policy form and at premium rates in use by the Company on the Policy
     Date of the new policy;

 .    Subject to any assignments and limitations to which this Rider is subject;

 .    With a Policy Date and Date of Issue the same as the Purchase Option Date;
     and

 .    At the Age of Insured on the Insured's birthday nearest the Policy Date.

The new policy will take effect on the Purchase Option Date, but only if its premium is received by the Company at its Administrative Office:

 .    During the life of the Insured; and

 .    Not later than 31 days after the Purchase Option Date.

The Contestable and Suicide periods of each new policy issued under this Rider will be measured from the Date of Issue of this Rider. Riders can be attached to the new policy only with the consent of the Company except as provided in the Waiver of Premiums and Accidental Death provisions of this Rider.

Waiver of Premiums. If this Policy has a rider for Waiver of Premiums for disability and the new policy is not a single premium plan, the new policy can have a Waiver of Premiums rider with the same person insured under the Rider; but no premium will be waived for any bodily injury which occurred or disease which first manifested itself before the Date of Issue of the new policy if total disability begins within two years after that Date of Issue.

Accidental Death. If this Policy has a rider for Accidental Death Benefit, the new policy can have a similar rider. The amount of the Rider cannot:

 .    Be greater than the Face Amount of the new policy;

 .    Be greater than the amount of the Accidental Death Benefit Rider which is attached to this policy; or

 .    Increase the total amount of similar benefits on the life of the Insured above the Company's published limit for these benefits on the Date of Issue of the new policy.

Premiums For This Rider. Premiums for this Rider are due with premiums for the Policy. The annual premiums for the Rider are shown in the Policy Schedule. (See
Section 1 of the Policy.) No premium will be due or payable for the Rider for any period after the death of the Insured or the termination of the Rider.

Date of Issue. The Date of Issue of this Rider is the same as the Date of Issue of the Policy unless a later Date of Issue is shown for the Rider in the Policy Schedule.

Not Contestable After Two Years. This Rider will not be contestable after it has been in force during the life of the Insured for two years from its Date of Issue.

Contract. A copy of the application for this Rider is attached to and made a part of the Rider. This Rider is made a part of the Policy to which it is attached, if the Rider is listed in the Policy Schedule. This Rider has no cash value.

Termination. This Rider will terminate upon the earliest of: (a) failure to pay any premium for the Policy or for the Rider by the end of its grace period; (b) termination or maturity of the Policy other than by death; (c) 31 days after the final Purchase Option Date; or (d) receipt at the Administrative Office of the Company of written election signed by the Owner of the Policy to terminate the Rider.

New England Variable Life Insurance Company
501 Boylston Street, Boston, Massachusetts

John A. Fibiger         Kernan F. King
/s/                     /s/
President               Secretary

                                                                          NEV-68

Rider: Level Term Insurance

The Company agrees that if the Insured dies while this Rider is in force, the policy proceeds will be increased by the amount of Level Term Insurance shown in the Policy Schedule. (See Section 1 of the Policy.)

Premiums For This Rider
Premiums for this Rider are due with the premiums for the Policy. The annual premium for the first rider year is shown in the Policy Schedule. The guaranteed maximum annual premiums for each $1,000 of Level Term Insurance for later rider years are in the following Table. No premium will be due or payable for the Rider for any period after the death of the Insured or the termination of the Rider.

Date of Issue
The Date of Issue of this Rider is the same as the Date of Issue of the Policy unless a later Date of Issue is shown for the Rider in the Policy Schedule. Rider years will coincide with policy years. If this Rider is issued after the Date of Issue of the Policy, the first rider year will begin on the policy anniversary on or next following the Date of Issue of the Rider. The term insurance provided by this Rider will be in force from the Date of Issue of the Rider. The effective date of this Rider is its Date of Issue.

Not Contestable After Two Years
This Rider will not be contestable after it has been in force during the life of the Insured for two years from its Date of Issue.

Suicide Within Two Years
If the Insured dies by suicide while sane or insane within two years from the Date of Issue of this Rider: the amount of Level Term Insurance will not be paid; and the amount payable under the Rider will be limited to the premiums paid for the Rider.

Contract
A copy of the application for this Rider is attached to and made a part of the Rider. This Rider is made a part of the Policy to which it is attached if the Rider is listed in the Policy Schedule. This Rider has no cash value.

Exchange Option
The Owner may exchange this Rider for a new policy before the policy anniversary on which the Insured is age 75. The new policy will be issued:

 .    Without proof that the Insured is insurable;

 .    With a Face Amount equal to the amount of term insurance then provided by this Rider;

 .    With the same Insured and underwriting class as this Rider;

 .    With a current Policy Date and Age of Insured;

 .    On any plan of Variable Life insurance issued by the Company on the Policy
     Date of the new policy;

 .    On a policy form and at premium rates in use by the Company on the Policy
     Date of the new policy; and

 .    Subject to any assignments and limitations to which this Rider is subject, and to the exchange cost described below.

The exchange is subject to payment of the first premium for the new policy.

Exchange With Waiver of Premiums Rider
Upon exchange if this Policy has a rider for Waiver of Premiums for disability, the new policy can have a similar Waiver of Premiums rider, but only if the new policy is not a single premium plan. If the person insured under the Waiver of Premiums rider is disabled at the time of the exchange, premiums for the new policy will be waived as if the rider had been in force at the start of the disability.

Automatic Exchange With Waiver of Premiums Rider
At the Expiry Date of this Rider, if premiums are being waived under a rider for Waiver of Premiums for disability, then an automatic Current Date Exchange will be made. The new policy will be on the plan being issued by the Company which is most similar to the plan on which this Policy is written. A similar Waiver of Premiums rider will be attached to the new policy. Premiums for the new policy will be waived as if the rider had been in force when the disability started.

Termination
This Rider will terminate upon the earliest of: (a) the end of the grace period of any unpaid premium for the Policy or for the Rider; (b) termination or maturity of the Policy other than by death; (c) request by the Owner to continue the Policy in force under a lapse option; (d) exchange of the Rider for a new policy; (e) receipt at the Administrative Office of the Company of written election signed by the Owner of the Policy to terminate the Rider; and (f) the end of the Expiry Date shown for the Rider in the Policy Schedule.


New England Variable Life Insurance Company
Administrative Office:
501 Boylston Street, Boston, Massachusetts

Robert A. Shafto        Edward N. Wadsworth
/s/                     /s/
President               Secretary

Table of Guaranteed Maximum Annual Premiums Per $1,000 of Level Term Insurance

       Age        Annual Rate                    Age         Annual Rate

        35           2.87                         70            54.48
        36           3.01                         71            59.09
        37           3.17                         72            64.33
        38           3.36                         73            70.23
        39           3.60                         74            76.66
        40           3.94                         75            83.77
        41           4.34                         76            91.10
        42           4.75                         77            98.52
        43           5.22                         78           105.91
        44           5.71                         79           113.49
        45           6.27                         80           121.59
        46           6.83                         81           130.41
        47           7.44                         82           140.20
        48           8.20                         83           151.03
        49           9.06                         84           162.49
        50          10.03                         85           174.76
        51          11.07                         86           189.48
        52          12.19                         87           204.46
        53          13.40                         88           219.36
        54          14.71                         89           233.32
        55          16.12                         90           238.98
        56          17.62                         91           246.12
        57          19.21                         92           259.33
        58          20.90                         93           276.30
        59          22.76                         94           298.15
        60          24.75                         95           329.96
        61          26.64                         96           384.55
        62          28.79                         97           480.20
        63          31.12                         98           657.98
        64          33.59                         99          1000.00
        65          36.29
        66          39.57
        67          43.01
        68          46.55
        69          50.32


Edward N. Wadsworth
/s/
Secretary

                                                                          NEV-72

Rider:    Waiver of Premiums - Disability of Insured

The Company agrees to waive premiums for the Policy and all Riders on receipt of proof that total disability of the Insured:

Started while this Rider was in force; and

Has continued for at least six months.

Definitions
"Total disability" means disability of the Insured:

 .    Which results from sickness or accidental bodily injury; and

 .    Which continuously prevents the Insured from working for pay or profit.

During the first 36 months of disability, "working" means engaging in the occupation which was the regular occupation of the Insured when total disability started: and thereafter means engaging in any occupation for which the Insured is or becomes fit by education, training or experience.

Total disability may be the result of a sickness which began or an injury which occurred either before or after this Rider was issued.

"Working for pay or profit" includes attending school or college as a full time student, if that was the main occupation of the Insured when the disability started.

Total disability will be presumed if, as the result of a sickness or an accidental bodily injury, the Insured has a total loss, which begins while this Rider is in force, of:

 .    Speech; or sight in both eyes; or hearing in both ears; or

 .    Use of both hands; or use of both feet; or use of one hand and one foot.

Total disability will be presumed as long as the loss continues, even if the Insured is working for pay or profit.

Exclusion
This Rider does not provide benefits for total disability which results from a sickness or an injury caused by war or an act of war.

Premiums to be Waived
After total disability has continued for at least six months, premiums will be waived for the period:

 .    Which starts on the first day of the policy month in which total disability started; and

 .    Which ends at the end of the second full policy month after total disability ends.

No premiums will be waived beyond the policy anniversary on which the Insured is age 65 unless:

 .    Total disability has been continuous for the full five year period which ends on that policy anniversary; and

 .    Timely proof of disability has been received by the Company during the five years.

Premiums will not be waived for any period more than one year before proof of total disability is received by the Company at its Administrative Office.

Any premiums due before the Company approves a claim for waiver of premium should be paid as due; and the Company will refund to the Owner the portion of any premiums which were paid but are later waived.

Proof of Disability
Proof of total disability must be furnished:

 .    During the life of the Insured; and

 .    During the period of total disability; and

     Not more than one year after (a) the due date of a premium in default; or
     (b) the policy anniversary on which the Insured is age 65; or (c) the surrender or maturity of the Policy.

The Company has the right to require proof that total disability continues to exist. This right will be exercised at reasonable times; but after total disability has continued for two years, proof will not be required more often than once a year.

Failure to furnish proof of total disability within the time required will not void or reduce a claim for benefits if it is shown that:

 .    It was not reasonably possible to furnish proof within that time; and

 .    Proof was furnished as soon as reasonably possible.

Policy Benefits
The policy proceeds will be the same while premiums are being waived as they would be if the premiums were paid in cash.

Premiums For This Rider
Premiums for this Rider are due with the premiums for the Policy. The annual premiums for the Rider are shown in the Policy Schedule.

Date of Issue
The Date of Issue of this Rider is the same as the Date of Issue of the Policy unless a later Date of Issue is shown for the Rider in the Policy Schedule.

Not Contestable After Two Years
This Rider will not be contestable after it has been in force during the life of the Insured, and without the occurrence of total disability of the Insured, for two years from the Date of Issue of the Rider.

Contract
A copy of the application for this Rider is attached to and made a part of the Rider. This Rider is made a part of the Policy to which it is attached if the Rider is listed in the Policy Schedule. This Rider has no cash value.

Termination
This Rider will terminate upon the earliest of:

 .    Failure to pay any premium for the Policy or for the Rider by the end of its grace period;

 .    Termination of the Policy;

 .    Death of the Insured; or

 .    Receipt by the Company at its Administrative Office of written election signed by the Owner of the Policy to terminate the Rider.


New England Variable Life Insurance Company
Administrative Office:
501 Boylston Street, Boston, Massachusetts


Robert A. Shafto               H. James Wilson
/s/                            /s/
Secretary                      President

                                                                          NEV-74

Rider:    Waiver of Premiums - Disability of Applicant

The Company agrees to waive premiums for the Policy and all Riders on receipt of proof that total disability of the person named in the application for this Rider (called "Applicant"):

Started while this Rider was in force;

Has continued for at least six months; and

Subject to the following provisions.

Definitions. "Total disability" means disability of the Applicant:

 .    Which results from sickness or accidental bodily injury; and

 .    Which continuously prevents the Applicant from working for pay or profit

During the first 36 months of disability, "working" means engaging in the occupation which was the regular occupation of the Applicant when total disability started; and thereafter means engaging in any occupation for which the Applicant is or becomes fit by education, training or experience.

Total disability may be the result of a sickness which began or an injury which occurred either before or after this Rider was issued.

"Working for pay or profit" includes attending school or college as a full-time student, if that was the main occupation of the Applicant when the disability started.

Total disability will be presumed if, as the result of a sickness or an accidental bodily injury, the Applicant has a total loss, which begins while this Rider is in force, of:

 .    Speech; or sight in both eyes; or hearing in both ears; or

 .    Use of both hands; or use of both feet; or use of one hand and one foot.

Total disability will be presumed as long as the loss continues, even if the Applicant is working for pay or profit.

Exclusion. This Rider does not provide benefits for total disability which results from a sickness or an injury caused by war or an act of war.

Premiums to be Waived. After total disability has continued for at least six months, premiums will be waived for the period:

 .    Which starts on the first day of the policy month in which total disability started; and

 .    Which ends at the end of the second full policy month after total disability ends.

No premiums will be waived beyond the policy anniversary on which the Applicant is age 65 unless:

 .    Total disability has been continuous for the full five year period which ends on that policy anniversary; and

 .    Timely proof of disability has been received by the Company during the five years.

Premiums will not be waived for any period more than one year before proof of total disability is received by the Company at its Administrative Office.

Any premiums due before the Company approves a claim for waiver of premium should be paid as due; and the Company will refund to the Owner the portion of any premiums which were paid but are later waived.

Proof of Disability. Proof of total disability must be furnished:

 .    During the life of the Applicant; and

 .    During the period of total disability; and

 .    Not more than one year after (a) the due date of a premium in default; or
     (b) the policy anniversary on which the Applicant is age 65; or (c) the surrender or maturity of the Policy.

The Company has the right to require proof that total disability continues to exist. This right will be exercised at reasonable times; but after total disability has continued for two years, proof will not be required more often than once a year.

Failure to furnish proof of total disability within the time required will not void or reduce a claim for benefits if it is shown that:

 .    It was not reasonably possible to furnish proof within that time; and

 .    Proof was furnished as soon as reasonably possible.

Policy Benefits. The policy proceeds will be the same while premiums are being waived as they would be if the premiums were paid in cash.

Premiums For This Rider. Premiums for this Rider are due with the premiums for the Policy. The annual premiums for the Rider are shown in the Policy Schedule. (See Section 1.) No premium will be due or payable for the Rider for any period after the death of either the Applicant or the Insured or the termination of the Rider.

Default in Premium Payment. Any premium for this Rider which is not paid by its due date is in default. If it remains unpaid at the end of its grace period and is not paid automatically pursuant to the Premiums Section of the Policy, the Rider will lapse.

Reinstatement Within 62 Days. If this Rider lapses because a premium for the Rider remains unpaid at the end of its grace period, it can be reinstated by payment of the premium within 62 days after its due date, but only if the Applicant is living at the time of payment (See Limitations on Reinstatement below.)

Reinstatement at a Later Time. This Rider can be reinstated at a later time. (See Limitations on Reinstatement below.) Reinstatement will then be subject to:

 .    Proof that the Applicant is then insurable; and

 .    Payment, while the Applicant is living, of each overdue premium, plus interest from its due date at the rate of 5% per year compounded yearly.

Limitations on Reinstatement. This Rider can be reinstated only if the Policy is also reinstated or is in force with all premiums paid to date. The Rider cannot be reinstated, except with the consent of the Company, if more than seven years have passed since the due date of the premium in default.

Date of Issue. The Date of Issue of this Rider is the same as the Date of Issue of the Policy unless a later Date of Issue is shown for the Rider in the Policy Schedule.

Not Contestable After Two Years. This Rider will not be contestable after it has been in force during the life of the Applicant, and without the occurrence of total disability of the Applicant, for two years from the Date of Issue of the Rider.

Age of Applicant. If the age of the Applicant has not been correctly stated in the application for this Rider, the values and benefits will be corrected to the amounts which the total premiums paid for the Policy and all its Riders would have purchased for the correct age.

Contract. A copy of the application for this Rider is attached to and made a part of the Rider. This Rider is made a part of the Policy to which it is attached if the Rider is listed in the Policy Schedule. This Rider has no cash value.

Termination. This Rider will terminate upon the earliest of:

 .    Failure to pay any premium for the Policy or for the Rider by the end of its grace period;

 .    Termination or maturity of the Policy;

 .    Death of either the Applicant or the Insured: or

 .    Receipt by the Company at its Administrative Office of written election signed by the Owner of the Policy to terminate the Rider.



New England Variable Life Insurance Company
501 Boylston Street, Boston, Massachusetts


John A. Fibiger         Kernan F. King
/s/                     /s/
President               Secretary

                                                                          NEV-76

Rider:    Waiver of Premiums - Death of Applicant

The Company agrees to waive premiums for the Policy and all Riders for a limited period on receipt of proof of the death of the person named in the application for this Rider (called "Applicant").

Waiver of Premiums Upon Death of Applicant
Premiums will be waived for the period:

 .    Which starts on the first day of the policy month in which the Applicant dies; and

 .    Which ends on the policy anniversary on which the Insured is age 21. The
     Company will refund the portion of any premiums which were paid but are later waived.

Policy Benefits
The policy proceeds will be the same while premiums are being waived as they would be if the premiums were paid in cash.

Premiums For This Rider
Premiums for this Rider are due with the premiums for the Policy. The annual premiums for the Rider are shown in the Policy Schedule. (See Section 1.) No premium will be due or payable for the Rider for any period after the death of either the Applicant or the Insured or the termination of the Rider.

Default in Premium Payment
Any premium for this Rider which is not paid by its due date is in default. If it remains unpaid at the end of its grace period and is not paid automatically pursuant to the Premiums Section of the Policy, the Rider will lapse.

Reinstatement Within 62 Days
If this Rider lapses because a premium for the Rider remains unpaid at the end of its grace period, it can be reinstated by payment of the premium within 62 days after its due date, but only if the Applicant is living at the time of payment. (See Limitations on Reinstatement below.)

Reinstatement at a Later Time
This Rider can be reinstated at a later time. (See Limitations on Reinstatement below.) Reinstatement will then be subject to:

 .    Proof that the Applicant is then insurable; and

 .    Payment, while the Applicant is living, of each overdue premium, plus interest from its due date at the rate of 5% per year compounded yearly.

Limitations on Reinstatement
This Rider can be reinstated only if the Policy is also reinstated or is in force with all premiums paid to date. The Rider cannot be reinstated, except with the consent of the Company, if more than seven years have passed since the due date of the premium in default.

Date of Issue
The Date of Issue of This Rider is the same as the Date of Issue of the Policy unless a later Date of Issue is shown for the Rider in the Policy Schedule.

Not Contestable After Two Years
This Rider will not be contestable after it has been in force during the life of the Applicant for two years from its Date of Issue.

Suicide Within Two Years
If the Applicant dies by suicide within two years from the Date of Issue of this Rider, premiums will not be waived; the Company will refund the premiums paid for the Rider.

Age of Applicant
If the age of the Applicant has not been correctly stated in the application for this Rider, the values and benefits will be corrected to the amounts which the total premiums paid for the Policy and all its Riders would have purchased for the correct age.

Contract
A copy of the application for this Rider is attached to and made a part of the Rider. This Rider is made a part of the Policy to which it is attached if the Rider is listed in the Policy Schedule. This Rider has no cash value.

Termination
This Rider will terminate upon the earliest of: (a) failure to pay any premium for the Policy or for the Rider by the end of its grace period; (b) termination or maturity of the Policy; (c) death of the Insured; or (d) receipt at the Administrative Office of the Company of written election signed by the Owner of the Policy to terminate the Rider.

New England Variable Life Insurance Company
Administrative Office:
501 Boylston Street. Boston. Massachusetts


Robert A. Shafto                      H. James Wilson
/s/                                   /s/
Secretary                             President

                                                                          NEV-77

Rider:    Waiver of Premiums - Death or Disability of Applicant

The Company agrees to waive premiums for the Policy and all Riders for a limited period on receipt of proof of:

 .    The death of the person named in the application for this Rider (called
     "Applicant"); or

 .    The total disability of the Applicant, which starts while this Rider is in force and which continues for at least six months.

Waiver of Premiums Upon Death of Applicant

Premiums will be waived for the period:

 .    Which starts on the first day of the policy month in which the Applicant dies; and

 .    Which ends on the policy anniversary on which the Insured is age 21.

The Company will refund the portion of any premiums which were paid but are later waived.

Waiver of Premiums During Total Disability of Applicant.

After total disability has continued for at least six months, premiums will be waived for the period:

 .    Which starts on the first day of the policy month in which total disability started; and

 .    Which ends at the end of the second full policy month after total disability ends.

No premiums will be waived beyond the policy anniversary on which the Insured is age 21 or the Applicant is age 65 whichever occurs first. Premiums will not be waived for any period more than one year before proof of total disability is received by the Company at its Administrative Office.

Any premiums due before the Company approves a claim for waiver of premium should be paid as due; and the Company will refund to the Owner the portion of any premiums which were paid but are later waived.

Definitions
"Total disability" means disability of the Applicant:

 .    Which results from sickness or accidental bodily injury; and

 .    Which continuously prevents the Applicant from working for pay or profit.

During the first 36 months of disability "working" means engaging in the occupation which was the regular occupation of the Applicant when total disability started; and thereafter means engaging in any occupation for which the Applicant is or becomes fit by education, training or experience.

Total disability may be the result of a sickness which began or an injury which occurred either before or after this Rider was issued.

"Working for pay or profit" includes attending school or college as a full time student, if that was the main occupation of the Applicant when the disability started.

Total disability will be presumed if, as the result of a sickness or an accidental bodily injury, the Applicant has a total loss, which begins while this Rider is in force, of:

 .    Speech; or sight in both eyes; or hearing in both ears; or

 .    Use of both hands; or use of both feet; or use of one hand and one foot.

Total disability will be presumed as long as the loss continues, even if the Applicant is working for pay or profit.

Exclusion
This Rider does not provide benefits for total disability which results from a sickness or an injury caused by war or an act of war.

Proof of Disability
Proof of total disability must be furnished:

 .    During the life of the Applicant; and

 .    During the period of total disability; and

 .    Not more than one year after (a) the due date of a premium in default; or
     (b) the policy anniversary on which the Applicant is age 65; or (c) the surrender or maturity of the Policy.

The Company has the right to require proof that total disability continues to exist. This right will be exercised at reasonable times; but after total disability has continued for two years, proof will not be required more often than once a year.

Failure to furnish proof of total disability within the time required will not void or reduce a claim for benefits if it is shown that:

 .    It was not reasonably possible to furnish proof within that time; and

 .    Proof was furnished as soon as reasonably possible.

Policy Benefits
The policy proceeds will be the same while premiums are being waived as they would be if the premiums were paid in cash.

Premiums For This Rider
Premiums for this Rider are due with the premiums for the Policy. The annual premiums for the Rider are shown in the Policy Schedule. (See Section 1.) No premium will be due or payable for the Rider for any period after the death of either the Applicant or the Insured or the termination of the Rider.

Default in Premium Payment
Any premium for this Rider which is not paid by its due date is in default. If it remains unpaid at the end of its grace period and is not paid automatically pursuant to the Premiums Section of the Policy, the Rider will lapse.

Reinstatement Within 62 Days
If this Rider lapses because a premium for the Rider remains unpaid at the end of its grace period, it can be reinstated by payment of the premium within 62 days after its due date, but only if the Applicant is living at the time of payment. (See Limitations on Reinstatement below.)

Reinstatement at a Later Time
This Rider can be reinstated at a later time. (See Limitations on Reinstatement below.) Reinstatement will then be subject to:

 .    Proof that the Applicant is then insurable; and

 .    Payment, while the Applicant is living, of each overdue premium plus interest from its due date at the rate of 5% per year compounded yearly.

Limitations on Reinstatement
This Rider can be reinstated only if the Policy is also reinstated or is in force with all premiums paid to date. The Rider cannot be reinstated, except with the consent of the Company, if more than seven years have passed since the due date of the premium in default.

Date of Issue
The Date of Issue of this Rider is the same as the Date of Issue of the Policy unless a later Date of Issue is shown for the Rider in the Policy Schedule.

Not Contestable After Two Years
This Rider will not be contestable after it has been in force during the life of the Applicant, and without the occurrence of total disability of the Applicant, for two years from the Date of Issue of the Rider.

Suicide Within Two Years
If the Applicant dies by suicide within two years from the Date of Issue of this Rider, premiums will not be waived; the Company will refund the premiums paid for the Rider.

Age of Applicant
If the age of the Applicant has not been correctly stated in the application for this Rider, the values and benefits will be corrected to the amounts which the total premiums paid for the Policy and all its Riders would have purchased for the correct age.

Contract
A copy of the application for this Rider is attached to and made a part of the Rider. This Rider is made a part of the Policy to which it is attached if the Rider is listed in the Policy Schedule. This Rider has no cash value.

Termination
This Rider will terminate upon the earliest of: (a) failure to pay any premium for the Policy or for the Rider by the end of its grace period; (b) termination or maturity of the Policy; (c) death of the Insured; or (d) receipt at the Administrative Office of the Company of written election signed by the Owner of the Policy to terminate the Rider.


New England Variable Life Insurance Company
Administrative Office:
501 Boylston Street, Boston, Massachusetts



Robert A. Shafto               H. James Wilson
/s/                            /s/
President                      Secretary

                                                                        NEV-82-1

Rider:    Change to a New Insured

The Company agrees that the Policy to which this Rider is attached can be changed to a new policy on the life of a new insured on or after May 1, 1994.

Conditions
The change can be made only:

 .    Upon application signed by the Owner of this Policy and by the new insured;

 .    Subject to proof that the new insured is insurable;

 .    If the age of the new insured on the Policy Date of the new policy is at least 1 and the age of the new insured on the Date of Issue of the new policy is less than 70;

 .    If the Owner of this Policy has an insurable interest in the life of the new insured; and

 .    If the Insured under this Policy is living on the Date of Issue of the new policy.

Riders can be attached to the new policy only with the consent of the Company.

This Policy will terminate at the end of the day prior to the Date of Issue of the new policy. The new policy will take effect on its Date of Issue.

The New Policy
The new policy will be issued:

 .    On the same plan of Variable Life insurance as this Policy;

 .    With a Policy Date, a Face Amount and a Death Benefit Option the same as this Policy;

 .    With a Cash Value on its Date of Issue which is equal to the Cash Value of this Policy on the date it terminates;

 .    At premium rates in use by the Company on the Policy Date of the new policy;

 .    Subject to any assignments and Policy Loans on this Policy; and

 .    Subject to payment of the first premium for the new policy and any change cost.

Premiums for the new policy will be based on the new Insured's sex and age on the Policy Date of the new policy. The Date of Issue of the new policy will be the first day of the policy month which starts on or next follow:

 .    The approval by the Company of the application for the change; and

 .    Payment to the Company of the first premium for the new policy and any change cost.

Change Cost
There will be a change cost if:

 .    (a)  There is an increase in the Net Cash Value as a result of the change;
          or

 .    (b)  The Tabular Value is increased as a result of the change and the
          Tabular Value of the new policy is greater than its Cash Value.

The cost in (b) will be applied to the new policy as a new Unscheduled Payment.

There will be a change credit payable to you if there is a decrease in the Net Cash Value as a result of the change.

A detailed statement of the methods of computing the change cost and change credit have been filed with the Insurance Department of the state in which the Policy is delivered.

Contract
This Rider is made a part of the Policy to which it is attached if the Rider is listed in the Policy Schedule. This Rider has no cash value.

Termination
This Rider will terminate upon the earliest of: (a) lapse, termination or maturity of the Policy; (b) failure to pay any premium for the Policy by the end of its grace period; (c) change of the Policy to a new policy under the provisions of the Rider; and (d) change of ownership of the Policy.

New England Variable Life Insurance Company
Administrative Office:
501 Boylston Street, Boston, Massachusetts


Robert A. Shafto        H. James Wilson
/s/                     /s/
President               Secretary

                                                                          NEV-93

Rider:    Exclusion from Waiver of Premiums Benefits

The Waiver of Premiums Rider that is attached to Policy Number ____________ is issued subject to the terms of this Rider.

Exclusion from Waiver of Premiums Benefits. The Waiver of Premiums Rider excludes certain risks. By means of this Rider, the Company also excludes the risk and will not waive premiums for total disability which results from:



Contract. This Rider is issued with and made a part of the Waiver of Premiums Rider, which would not otherwise be issued. No provisions of the Waiver of Premiums Rider are changed except as provided in this Rider.

Acceptance. The Owner accepts the Waiver of Premiums Rider with full knowledge and understanding of the effect of this Rider.



______________________    Date    ____________________Owner



New England Variable Life Insurance Company
501 Boylston Street, Boston, Massachusetts


John A. Fibiger         Kernan F. King
/s/                     /s/
President               Secretary

                                                                        NEV-95-1

Rider:    Aviation Limitation

The Policy to which this Rider is attached is issued by the Company subject to the provisions of this Rider.

Aviation Limitation. If the death of the Insured is an Aviation Death, as defined below, the Death Benefit of the Policy will not be paid; and the amount of any insurance benefit provided by other Riders upon the death of the Insured will not be paid. The policy proceeds will be limited to the Aviation Death Benefit.

Any Spouse Insurance Rider and Children's Insurance Rider attached to the Policy will terminate and no Paid-Up Benefit will be provided if the Insured under the Policy dies in an Aviation Death.

Aviation Death. The death of the Insured will be an "Aviation Death" if death results from, or is contributed to by, flight in or descent from or with any kind of aircraft or spacecraft. However, it will not be an "Aviation Death" if the Insured was only a passenger, with no duties in connection with the flight or descent, and the flight or descent was not for a training or experimental purpose.

Aviation Death Benefit. If the death of the Insured is an Aviation Death, the policy proceeds payable at the death of the Insured will be limited to the following amounts as of the date of death:

 .    The reserve for the Policy; plus

 .    The reserve for any other Riders which provide an insurance benefit upon the death of the Insured; less

 .    Any Policy Loan Balance.

If the death of the Insured is within five years after the Date of Issue of the Policy, the Aviation Death Benefit will be not less than the following amounts as of the date of death:

 .    The total premiums paid for the Policy; plus

 .    The total premiums paid for any Riders which provide an insurance benefit upon the death of the Insured; plus

 .    The total of any Unscheduled Payments made for the Policy; and less

 .    The total amount of partial surrenders and partial withdrawals; and less

 .    Any Policy Loan Balance.

In no event will the Aviation Death Benefit be greater than the policy proceeds which would be payable in the absence of this Aviation Limitation Rider.

Contract. This Rider is made part of the Policy to which it is attached if the Rider is listed in the Policy Schedule. (See Section 1 of the Policy.) This Rider will not lapse if the Policy lapses, but will continue to apply to any insurance continuing after lapse of the Policy. This Rider has no cash value.


New England Variable Life Insurance Company
501 Boylston Street, Boston, Massachusetts


John A. Fibiger                Kernan F. King
/s/                            /s/
President                      Secretary

                                                                        NEV-96-1

Rider:    Military and Naval Aviation Limitation

The Policy to which this Rider is attached is issued by the Company subject to the provisions of this Rider.

Aviation Limitation. If the death of the Insured is an Aviation Death, as defined below, the Death Benefit of the Policy will not be paid; and the amount of any insurance benefit provided by other Riders upon the death of the Insured will not be paid. The policy proceeds will be limited to the Aviation Death Benefit.

Any Spouse Insurance Rider and Children's Insurance Rider attached to the Policy will terminate and no Paid-Up Benefit will be provided if the Insured under the Policy dies in an Aviation Death.

Aviation Death. The death of the Insured will be an "Aviation Death" if death results from, or is contributed to by, flight in or descent from or with any kind of military or naval aircraft or spacecraft. However, it will not be an "Aviation Death" if the Insured was only a passenger, with no duties in connection with the flight or descent, and the flight or descent was not for a training or experimental purpose.

Aviation Death Benefit. If the death of the Insured is an Aviation Death, the policy proceeds payable at the death of the Insured will be limited to the following amounts as of the date of death:

 .    The reserve for the Policy; plus

 .    The reserve for any other Riders which provide an insurance benefit upon the death of the Insured; less

 .    Any Policy Loan Balance.

If the death of the Insured is within five years after the Date of Issue of the Policy, the Aviation Death Benefit will be not less than the following amounts as of the date of death:

 .    The total premiums paid for the Policy; plus

 .    The total premiums paid for any Riders which provide an insurance benefit upon the death of the Insured; plus

 .    The total of any Unscheduled Payments made for the Policy; and less

 .    The total amount of partial surrenders and partial withdrawals; and less

 .    Any Policy Loan Balance.

In no event will the Aviation Death Benefit be greater than the policy proceeds which would be payable in the absence of this Aviation Limitation Rider.

Contract. This Rider is made a part of the Policy to which it is attached if the Rider is listed in the Policy Schedule. (See Section 1 of the Policy.) This Rider will not lapse if the Policy lapses, but will continue to apply to any insurance continuing after lapse of the Policy. This Rider has no cash value.



New England Variable Life Insurance Company
501 Boylston Street, Boston Massachusetts



John A. Fibiger          Kernan F. King
/s/                      /s/
President                Secretary

                                                                        NEV-98-2

Rider:   New York Limitation on Juvenile Insurance

The Policy to which this Rider is attached is issued by the Company subject to the provisions of this Rider.

Limitation on Amount of Insurance
The total amount of life insurance on the life of the Insured under this Policy, and under any other policy or policies in force in this or any other company on the Date of Issue of this Policy, is subject to a maximum limit. This limit is required by the Insurance Law of the State of New York. This limit applies until the age of the Insured is fourteen years and 6 months.

To the extent that life insurance under this Policy is in excess of the maximum limit, it will not be valid, nor payable as a claim by death. Insurance which has a more recent date of issue than other insurance will be the first to be deemed the excess insurance. The liability of the Company will be limited to the Refund Benefit described below.

Maximum Limit
The maximum limit while the Insured is under the age of four years and 6 months is the greater of:

 .    $5,000; and

 .    25% of the amount of life insurance in force on the life of the Applicant for this Policy on the Date of Issue of this Policy.

The maximum limit while the Insured is age four years and 6 months or more and under the age of fourteen years and 6 months is the greater of:

 .    $10,000; and

 .    50% of the amount of life insurance in force on the life on the Applicant for this Policy on the Date of Issue of this Policy.

Any life insurance on the life of the Insured which is not in excess of the maximum limit when issued will not be deemed to be in excess because of any later reduction in the amount of life insurance in force on the life of the Applicant for this Policy. In determining the amount of life insurance on the life of the Insured or on the life of the Applicant for this Policy, the following amounts will not be included:

 .    Return of premium benefits;
 .    Accidental death benefits;
 .    Any additional insurance provided by the use of dividends; and
 .    Any death benefit above the guaranteed minimum death benefit under a variable life policy.

Refund Benefit
Upon receipt of proof satisfactory to the Company that all or any part of the life insurance on the life of the Insured under this Policy is then in excess of the maximum limit, or was in excess at the death of the Insured, the Company will pay a Refund Benefit. Upon payment of the Refund Benefit, all liability of the Company with respect to the excess insurance will terminate.

The Refund Benefit will consist of:

 .    Premiums paid on that portion of life insurance under the Policy in excess of the maximum limit; plus

 .    Interest from the due date of each premium at the rate assumed in the valuation of the Policy, compounded yearly; plus

 .    Any Costs of Insurance charged against the Cash Value of the policy which are attributable to the excess insurance; and less

 .    Any partial surrenders or partial withdrawals attributable to the excess insurance; and less

 .    Any Policy Loan Balance charged against the Policy which is attributable to the excess insurance.

Any Refund Benefit payable while the Insured is living will be paid to the Owner of the Policy. Any Refund Benefit payable upon the death of the Insured will be paid to the Beneficiary. No Refund Benefit will be payable if the Company has made payment as a death claim of any excess insurance without having received proof that the insurance was in excess of the maximum limit.

Contract
This Rider is made a part of the Policy to which it is attached if the Rider is listed in the Policy Schedule. This Rider will not lapse if the Policy lapses, but will continue to apply to any insurance continuing after lapse of the Policy. This Rider has no cash value.


New England Variable Life Insurance Company
501 Boylston Street, Boston, Massachusetts

Robert A. Shafto         H. James Wilson
/s/                      /s/
President                Secretary

                                                                        NEV-99-1

Rider:    New York Limitation on Children's
          Insurance


The Children's Insurance Rider attached to this Policy is issued by the Company subject to the provisions of this Rider.

Limitation on Amount of Insurance
The total amount of life insurance on the life of each Insured Child under the Children's Insurance Rider, and under any other policy or policies in force in this or any other company on the Date of Issue of the Children's Insurance Rider, is subject to a maximum limit. This limit is required by the Insurance Law of the State of New York. This limit applies to each Insured Child until the age of that Insured Child is fourteen years and 6 months.

To the extent that life insurance on the life of an Insured Child under the Children's Insurance Rider is in excess of the maximum limit, it will not be valid, nor payable as a claim by death. Insurance which has a more recent date of issue than other insurance will be the first to be deemed the excess insurance. The liability of the Company will be limited to the Refund Benefit described below.

Maximum Limit
The maximum limit for any Insured Child while the Insured Child is under the age of four years and 6 months is the greater of:

 .    $5,000; and

 .    25% of the amount of life insurance in force on the life of the Applicant for the Children's Insurance Rider on the Date of Issue of the Children's Insurance Rider.


The maximum limit for any Insured Child while the Insured Child is age four years and 6 months or more and under the age of fourteen years and 6 months is the greater of:

 .    $10,000; and

 .    50% of the amount of life insurance in force on the life of the Applicant for the Children's Insurance Rider on the Date of Issue of the Children's Insurance Rider.

Any life insurance on the life of an Insured Child which is not in excess of the maximum limit when issued will not be deemed to be in excess because of any later reduction in the amount of life insurance in force on the life of the Applicant for the Children's Insurance Rider. In determining the amount of life insurance on the life of an Insured Child or on the life of the Applicant for the Children's Insurance Rider, the following amounts will not be included:

 .    Return of premium benefits;

 .    Accidental death benefits;

 .    Any additional insurance provided by the use of dividends; and

 .    Any death benefit above the guaranteed minimum death benefit provided under a variable life policy:


Refund Benefit
Upon receipt of proof satisfactory to the Company that all or any part of the life insurance on the life of an Insured Child under the Children's Insurance Rider is then in excess of the maximum limit, or was in excess at the death of the Insured Child, the Company will pay a Refund Benefit. Upon payment of the Refund Benefit, all liability of the Company with respect to the excess insurance will terminate.

The Refund Benefit will consist of:

 .    Premiums paid on that portion of life insurance under the Children's
     Insurance Rider in excess of the maximum limit; plus

 .    Interest from the due date of each premium at the rate assumed in the valuation of the Rider, compounded yearly.

The amount of the Refund Benefit will not be less than $3.30 per $1,000 of excess insurance multiplied by the number of years and any fraction of a year that premiums were paid while the child was an Insured Child.

Any Refund Benefit payable with respect to excess insurance on the life of an Insured Child who is still living will be paid to the Owner of the Children's Insurance Rider. Any Refund Benefit payable upon the death of an Insured Child will be paid to the Beneficiary of the Children's Insurance

Rider. No Refund Benefit will be payable if the Company has made payment as a death claim of any excess insurance without having received proof that the insurance was in excess of the maximum limit.

Contract
This Rider is made a part of the Policy to which it is attached if the Rider is listed in the Policy Schedule. The limitation of liability under this Rider will also apply to any life insurance in force under the Paid-up Benefit provision of the Children's Insurance Rider. This Rider has no cash value.

New England Variable Life Insurance Company
501 Boylston Street, Boston, Massachusetts

Robert A. Shafto                       James A. Gallaher
/s/                                    /s/
President                              Secretary

                                                                      NEV-311-92

Endorsement

As of the Date of Issue of this Policy, the following provision is added to the Exchange of Policy section of the Policy.

Exchange of Policy for Term Insurance

You can exchange this Policy, if it is not lapsed, for a policy which provides fixed benefit term insurance if:

 .    The Policy is in force under a Corporate Plan of Deferred Compensation;

 .    The purchase of insurance under the Plan was not at the option of the
     Insured; and

 .    The exchange is made within three years of the Date of Issue of the Policy.

The new policy: will be issued by New England Mutual Life Insurance Company; will have the same Insured, Age, Policy Date, and Face Amount as this Policy; and will be on a plan agreed to by New England Mutual Life Insurance Company. The exchange will be subject to: application to change the Policy; and proof that the Insured is then insurable. An exchange credit will be paid to you; the credit will be quoted by the Company on request.

A detailed statement of the method of computing the exchange credit has been filed with the Insurance Department of the state in which the Policy is delivered.

If you surrender this Policy for its Net Cash Value at a time when this Exchange of Policy for Term Insurance would have been available, the Company will automatically pay an amount equal to the exchange credit in lieu of the Net Cash Value if the Company determines that the exchange credit would be greater.

New England Variable Life Insurance Company
Administrative Office:
501 Boylston Street, Boston, Massachusetts


Robert A. Shafto          Edward N. Wadsworth
/s/                       /s/
President                 Secretary

RIDER: BENEFITS FOR DISABILITY OF INSURED

The Company agrees to pay to the Owner of the Policy monthly income benefits on receipt of proof that total disability of the Insured:

c  Started while this Rider was in force; and

c  Has continued for at least six months.

But total disability may be the result of a sickness which began or an injury which occurred either before or after this Rider was issued.

DEFINITIONS

"Total disability" means disability of the Insured:

c  Which results from sickness or accidental bodily injury; and

c  Which continuously prevents the Insured from working for pay or profit.

During the first 36 months of disability, "working" means engaging in the occupation which was the regular occupation of the Insured when total disability started; and thereafter means engaging in any occupation for which the Insured is or becomes fit by education, training or experience.

"Working for pay or profit" includes attending school or college as a full time student, if that was the main occupation of the Insured when the disability started.

Total disability will be presumed if, as the result of a sickness or an accidental bodily injury, the Insured has a total loss, which begins while this Rider is in force, of:

c  Speech; or sight in both eyes; or hearing in both ears; or

c  Use of both hands; or use of both feet; or use of one hand and one foot.

Total disability will be presumed as long as the loss continues, even if the Insured is working for pay or profit.

EXCLUSION

This Rider does not provide benefits for total disability which results from: a sickness caused by war or an act of war; or an injury caused by war or an act of war.

MONTHLY INCOME BENEFIT

After total disability has continued for at least six months, a monthly income benefit will be paid for each month of the benefit period. The benefit period:

c Starts on the first day of the policy month in which total disability started; and

c  Ends at the end of the second full policy month after total disability ends;
   but

c In no event will benefits be paid beyond the policy anniversary on which the Insured is age 65.

When the Company approves a claim for benefits, an initial benefit will be paid to the Owner. The initial benefit will be equal to: one Monthly Income Benefit; times the number of policy months which have started and ended during the period of total disability. Thereafter, proof of total disability should be submitted (see Proof of Disability) for each completed month of total disability; the Company will pay benefits without delay once proof is received by the Company at its Home Office.

AMOUNT OF MONTHLY INCOME BENEFITS

The Monthly Income Benefit is shown in Section 1.

PROOF OF DISABILITY

The Company will not be liable for any monthly income benefits under this Rider unless written proof of total disability is mailed or delivered to the Company at its Home Office within 90 days after the end of the period for which that benefit is provided.

Benefits will not be denied or reduced because of delay in furnishing proof of total disability if it was not reasonably possible for you to provide proof within this time limit; but proof must be furnished within one year from the time proof is required, except in the absence of legal capacity.

The Company has the right, in connection with proof of total disability, to require examination of the Insured by a medical doctor chosen by the Company, at the Company's expense. This right will be exercised at reasonable times and places convenient to the Insured.

PREMIUMS FOR THIS RIDER

Premiums for this Rider are due with the premiums for the Policy. The annual premiums for the Rider are shown in the Policy Schedule.

DATE OF ISSUE

The Date of Issue of this Rider is the same as the Date of Issue of the Policy unless a later Date of Issue is shown for the Rider in the Policy Schedule. The effective date of this Rider is its Date of Issue.

NOT CONTESTABLE AFTER TWO YEARS

This Rider will not be contestable after it has been in force during the life of the Insured, and without the occurrence of total disability of the Insured, for two years from the Date of Issue of the Rider.

CONTRACT

A copy of the application for this Rider is attached to and made a part of the Rider. This Rider is made a part of the Policy to which it is attached if the Rider is listed in the Policy Schedule.

TERMINATION

This Rider will terminate upon the earliest of:

c The end of the grace period of any unpaid premium for the Policy or for the Rider;

c  Termination or maturity of the Policy;

c  Termination of the Waiver of Premiums rider on the Policy;

c  Request by the Owner to continue the Policy in force under a lapse option;

c  Death of the Insured; or

c Receipt by the Company at its Home Office of written election signed by the Owner of the Policy to terminate the Rider.

The Rider can be reinstated only with the consent of the Company.

NEW ENGLAND LIFE INSURANCE COMPANY
501 Boylston Street, Boston, Massachusetts

  ABCD               ABCD
President          Secretary

                                                                          NEV-53

Rider:   Children's Insurance

The Company agrees that if an Insured Child dies while the Rider is in force the Amount Insured will be paid to the Beneficiary of the Rider.

Amount Insured. The Amount Insured under this Rider on each Insured Child at and after age 6 months is the amount shown for the Rider in the Policy Schedule, or half of that amount before age 6 months.

Insured Child. Any child, stepchild or legally adopted child of the Insured is an Insured Child if named in the application for this Rider. Any child of the Insured born after the date of the application for this Rider will become an Insured Child at age 15 days. Any child who is legally adopted by the Insured after the date of the application for this Rider but before the child's 18th birthday will become an Insured Child at age 15 days or on the date of adoption, if later. Each Insured Child will cease to be an Insured Child on the first to occur of: (a) his or her 25th birthday; (b) the Expiry Date shown in the Policy Schedule; or (c) exchange of the insurance provided by the Rider on that Insured Child.

The Insured. The "Insured" referred to in this Rider is the Insured under the Policy to which the Rider is attached.

Premiums For This Rider. Premiums for this Rider are due with the premiums for the Policy. The annual premiums for the Rider are shown in the Policy Schedule. (See Section 1 of the Policy.) No premium will be due or payable for this Rider for any period after the death of the Insured or the termination of the Rider.

Default in Premium Payment. Any premium for this Rider which is not paid by its due date is in default. If it remains unpaid at the end of its grace period and is not paid automatically pursuant to the Premiums Section of the Policy, the Rider will lapse.

Reinstatement Within 62 Days. If this Rider lapses because a premium for the Rider remains unpaid at the end of its grace period, it can be reinstated by payment of the premium within 62 days after its due date, but only if each Insured Child is living at the time of payment. (See Limitations on Reinstatement below.)

Reinstatement at a Later Time. This Rider can be reinstated at a later time. (See Limitations on Reinstatement below.) Reinstatement will then be subject to:

 .    Proof that each Insured Child is then insurable; and

 .    Payment, while each Insured Child is living, of each overdue premium, plus interest from its due date at the rate of 5% per year compounded yearly.

Limitations on Reinstatement. This Rider can be reinstated only if the Policy is also reinstated or is in force with all premiums paid to date. The Rider cannot be reinstated, except with the consent of the Company, if more than seven years have passed since the due date of the unpaid premium.

Cash Value. Paid-up insurance on each Insured Child under the Paid-up Benefit provision has a cash value equal to the net single premium which would be required to provide the insurance at the age of the Insured Child on the date of the valuation. For 31 days after each policy anniversary, the value will not be less than on the anniversary. The cash value will be paid: (a) to the Insured Child as Owner if insurance on his or her life is exchanged; or (b) to each surviving Insured Child as Owner if the Rider is terminated under (c) of the Termination provision.

The cash value of paid-up insurance under this Rider will not increase the cash value of the Policy to which the Rider is attached. This Rider has no loan value.

Date of Issue. The Date of Issue of this Rider is the same as the Date of Issue of the Policy unless a later Date of Issue is shown for the Rider in the Policy Schedule. Rider years will coincide with policy years. If this Rider is issued after the Date of Issue of the Policy, the first rider year will begin on the policy anniversary on or next following the Date of Issue of the Rider. The insurance provided by this Rider will be in force from the Date of Issue of the Rider.

Not Contestable After Two Years. This Rider will not be contestable after it has been in force for two years from the Date of Issue of the Rider.

Suicide Within Two Years. If the Insured dies by suicide within two years from the Date of Issue of this Rider

 .    The Rider will not become paid-up under the Paid-up Benefit provision;

 .    The Rider will terminate; and

 .    The premiums paid for the Rider will be added to the policy proceeds.

Age of Insured. If the age of the Insured has not been correctly stated, the amount of this Rider will be corrected. The amount will be that which the premium for this Rider would have purchased for the correct age.

Contract. A copy of the application for this Rider is attached to and made a part of the Rider. This Rider is made a part of the Policy to which it is attached if the Rider is listed in the Policy Schedule.

Paid-up Benefit. If the Insured dies while premiums are being paid for this Rider, it will become fully paid-up for the Amount Insured; and no further premiums will be due.

Extra Amount of Insurance. The Company will provide an extra amount of insurance on an Insured Child for 90 days at no extra charge when:

 .    that Insured Child marries;
 .    a child is born to that Insured Child;
 .    a child is legally adopted by that Insured Child.

The extra amount of insurance will be four times the Amount Insured under this Rider. On receipt of proof that that Insured Child died within 90 days after the marriage, birth or adoption, the Company will pay the extra amount to the estate of that Insured Child. The extra insurance will expire at the end of 90 days after the marriage, birth or adoption. In no event will the amount of extra insurance on an Insured Child be more than four times the Amount Insured if any 90 day periods overlap.

Beneficiary Of This Rider. The Beneficiary of this Rider: (a) will be the Insured, if the Insured is living; (b) will be the estate of the Insured Child upon whose death payment is to be made, if the Insured is dead; and (c) cannot be changed.

Owner Of This Rider. The Owner of this Rider: (a) will be the Owner of the Policy, if the Insured is living; (b) will be each surviving Insured Child as to the insurance then in force under the Rider on the life of that Insured Child, if the Insured is dead; and (c) cannot be changed.

Exchange Option. The Owner may exchange the insurance in force under this Rider on each Insured Child for a new policy on that Insured Child's Date of Exchange. The Date of Exchange is the 25th birthday of that Insured Child or, if earlier, the Expiry Date of this Rider. An Insured Child's Date of Exchange can be advanced to the date any extra amount of insurance on that Insured Child expires under this Rider. The new policy will be issued:

 .    By New England Mutual Life Insurance Company (called "New England Life");

 .    On the life of the Insured Child;

 .    Without proof of insurability;

 .    With a Face Amount not more than 5 times the Amount Insured under this
     Rider on the Insured Child;

 .    In the same underwriting class as this Rider;

 .    With a current Policy Date and Age of Insured;

 .    On any plan of Life or Endowment insurance, with a level face amount, issued by New England Life on the Policy Date of the new policy;

 .    On a policy form and at premium rates in use by New England Life on the
     Policy Date of the new policy; and

 .    Subject to any assignments and limitations to which this Rider is subject, and to the exchange cost described below.

The exchange may be made only with the consent of New England Life if:

 .    The amount of insurance to be exchanged is less than New England Life's published minimum limits of issue; or

 .    Any Rider other than a Purchase Option Rider is to be attached to the new policy.

Exchange Cost. The exchange is subject to payment of the first premium for the new policy.

Purchase Option Rider on New Policy. The new policy may be issued with a Purchase Option Rider. If so, the rider will provide that the Owner can purchase an additional policy on each option date on the life of the Insured Child whose insurance was exchanged. The option dates will be the policy anniversaries when that Insured Child's age is 22, 25, 28, 31, 34, 37 and 40. Each additional policy will be issued:

 .    By New England Life;

 .    Without proof of insurability;

 .    With a Face Amount not more than the Face Amount of the policy to which the rider is attached;

 .    In the same underwriting class as the rider;

 .    On any plan of Whole Life or Endowment insurance, with a level face amount, issued by New England Life on that option date;

 .    On a policy form and at premium rates in use by New England Life on that option date; and

 .    Subject to New England Life's published minimum limits of issue.

Premiums for the Purchase Option Rider will be based on the rates in use by New England Life on the Date of Exchange.

Termination. This Rider will terminate upon the earliest of: (a) failure to pay any premium for the Policy or for the Rider by the end of its grace period; (b) termination or maturity of the Policy other than by death of the Insured; (c) receipt at the Administrative Office of the Company of written election signed by the Owner of the Rider to terminate the Rider; or (d) the Expiry Date shown for the Rider in the Policy Schedule.


New England Variable Life Insurance Company
501 Boylston Street, Boston, Massachusetts


John A. Fibiger          Kernan F. King

/s/                      /s/
President                Secretary

                                                                          NEV-94

Rider:  Exclusion from Waiver of Premiums Benefits

The Waiver of Premiums Rider that is attached to Policy Number
____________________________is reinstated subject to the terms of this Rider.


Exclusion from Waiver of Premiums Benefits. The Waiver of Premiums Rider excludes certain risks. By means of this Rider, the Company also excludes the risk and will not waive premiums for total disability which results from:



Contract. This Rider is made a part of the Waiver of Premiums Rider, which would not otherwise be reinstated. No provisions of the Waiver of Premiums Rider are changed except as provided in this Rider.

Acceptance. The Owner accepts the Waiver of Premiums Rider with full knowledge and understanding of the effect of this Rider.


___________________________Date  _____________________________________Owner


                    New England Variable Life Insurance Company
                    501 Boylston Street, Boston. Massachusetts



John A. Fibiger                  Kernan F. King
/s/                              /s/
President                        Secretary